                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


         AMENDMENT dated as of April 22, 1997 to the Credit Agreement dated as of March 17, 1997, as amended as of March 31, 1997 (the "CREDIT AGREEMENT") among Vencor, Inc. ("VENCOR"), the BANKS, SWINGLINE BANK, LC ISSUING BANKS, MANAGING AGENTS and CO-AGENTS party thereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "DOCUMENTATION AGENT") and Collateral Agent, and NATIONSBANK, N.A. as Administrative Agent.

                              W I T N E S S E T H :

         WHEREAS, Vencor desires (i) to amend the existing Subsidiary Guaranty Agreements and the form of any future Subsidiary Guaranty Agreements to include a guarantee of Vencor's obligations under designated interest rate swap agreements or interest rate cap and floor agreements and (ii) to add a covenant to the Credit Agreement restricting the aggregate notional principal amount of the agreements so designated; and

         WHEREAS, Vencor desires (i) to guarantee TheraTx' outstanding 8% Convertible Subordinated Notes due 2002 pursuant to a guarantee that will be subordinated to all present and future indebtedness of Vencor except trade debt and (ii) to be permitted to guarantee other pre-existing Debt in connection with any future acquisition of one or more health care facilities or other businesses;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

         SECTION 2. Definitions. (a) Section 1.01 of the Credit Agreement is amended by adding the following new definition in the appropriate alphabetical order:

                  "DESIGNATED INTEREST RATE AGREEMENT" means the interest rate swap agreements listed on Annex B to the Security Agreement and any other interest rate swap agreement or any interest rate cap and floor agreement designated by Vencor, in a notice to the Documentation Agent and the Administrative Agent, as a Designated Interest Rate Agreement for purposes of the Subsidiary Guaranty Agreements.

         (b) The definition of "SUBSIDIARY GUARANTY" in Section 1.01 of the Credit Agreement is amended to read as follows:

                  "SUBSIDIARY GUARANTY" means a guaranty by a Subsidiary Guarantor that Vencor will perform its obligations under this Agreement and any Designated Interest Rate Agreement, such guaranty to be set forth in a Subsidiary Guaranty Agreement.

         SECTION 3. Form of Subsidiary Guaranty Agreement. (a) The form of Subsidiary Guaranty Agreement set forth in Exhibit O to the Credit Agreement is amended by adding the following new definition to Section 1 thereof in the appropriate alphabetical order:

                  "DESIGNATED INTEREST RATE AGREEMENT" means the interest rate swap agreements listed on Annex B to the Security Agreement and any other interest rate swap agreement or any interest rate cap and floor agreement designated by Vencor, in a notice to the Documentation Agent and the Administrative Agent, as a Designated Interest Rate Agreement for purposes of this Guaranty.

         (b) Section 3 of said form of Subsidiary Guaranty Agreement is amended by adding, immediately after the words "guarantees the full and punctual payment of all present and future indebtedness and other obligations of Vencor evidenced by or arising under any Financing Document", the words "or any Designated Interest Rate Agreement".

         SECTION 4. Amendment of Existing Subsidiary Guaranty Agreements. The parties hereto agree that each of the Subsidiary Guaranty Agreements outstanding on the date hereof shall be amended to be substantially in the form of Exhibit O to the Credit Agreement as amended by Section 3 above or shall be replaced by a new Subsidiary Guaranty Agreement in such form.

         SECTION 5. Limitation on Designated Interest Rate Agreements. Article 5 of the Credit Agreement is amended by adding the following new Section 5.25 at the end thereof:

                  SECTION 5.25. Limitation of Designated Interest Rate Agreements. Vencor will not designate any interest rate swap agreement or any interest rate cap and floor agreement as a Secured Obligation for purposes of the Security Agreement or as a Designated Interest Rate Agreement for purposes of the Subsidiary Guaranty Agreements if, immediately after giving effect to such designation, the aggregate notional principal amount of all such agreements then in effect which are Secured Obligations and/or Designated Interest Rate Agreements would exceed $1,000,000,000.

         SECTION 6. Guarantees by Vencor of Debt of Acquired Businesses. Clause
(g) of Section 5.07 of the Credit Agreement is amended to read as follows:

                  (g) Debt assumed by Vencor after the Initial Closing Date or Guaranteed by Vencor after the Initial Closing Date (including any such Guarantee of TheraTx' 8%

         Convertible Subordinated Notes due 2002) in connection with the acquisition of one or more health care facilities or other businesses; provided in each case that (i) such Debt was outstanding before such facility or other business was acquired and was not incurred in contemplation of such acquisition and (ii) any such Guarantee by Vencor of subordinated debt shall be subordinated to Vencor's obligations under this Agreement and any Designated Interest Rate Agreements by subordination provisions reasonably satisfactory to the Documentation Agent;

         SECTION 7. Defaults. Section 6.01(b) of the Credit Agreement is amended to read as follows:

                           (b) Vencor shall fail to observe or perform any
                  covenant contained in Section 5.01(e), Section 5.01(f), Sections 5.07 through 5.23, inclusive, or Section 5.25; or

         SECTION 8. Representations of Vencor. Vencor represents and warrants that (i) each of the representations and warranties made by Vencor or any of its Subsidiaries in or pursuant to any Financing Document to which it is a party are true on and as of the date hereof and (ii) no Default has occurred and is continuing on the date hereof.

         SECTION 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11. Effectiveness. This Amendment shall become effective as of the date hereof when the Documentation Agent shall have received from each of Vencor and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        VENCOR, INC.


                                        By:__________________________________
                                           Name:
                                           Title:






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
                                     MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK


                                     By:_________________________________
                                        Name:
                                        Title:



                                     NATIONSBANK, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     THE CHASE MANHATTAN BANK


                                     By:_________________________________
                                        Name:
                                        Title:


                                     PNC BANK, KENTUCKY, INC


                                     By:_________________________________
                                        Name:
                                        Title:


                                     BANK OF AMERICA NT & SA


                                     By:_________________________________
                                        Name:
                                        Title:

                                     THE BANK OF NEW YORK


                                     By:_________________________________
                                        Name:
                                        Title:


                                     THE BANK OF NOVA SCOTIA


                                     By:_________________________________
                                        Name:
                                        Title:


                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By:_________________________________
                                        Name:
                                        Title:


                                     CREDIT SUISSE FIRST BOSTON


                                     By:_________________________________
                                        Name:
                                        Title:

                                     DEUTSCHE BANK AG NEW YORK
                                       AND/OR CAYMAN ISLAND BRANCHES


                                     By:_________________________________
                                        Name:
                                        Title:

                                     By:_________________________________
                                        Name:
                                        Title:

                                     FLEET NATIONAL BANK


                                     By:_________________________________
                                        Name:
                                        Title:


                                     MELLON BANK, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     TORONTO DOMINION (TEXAS), INC.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     WACHOVIA BANK OF GEORGIA, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:

                                     ABN AMRO BANK N.V.


                                     By:_________________________________
                                        Name:
                                        Title:

                                     By:_________________________________
                                        Name:
                                        Title:


                                     BANK OF MONTREAL


                                     By:_________________________________
                                        Name:
                                        Title:


                                     BANK ONE, KENTUCKY, NA


                                     By:_________________________________
                                        Name:
                                        Title:


                                     COMERICA BANK


                                     By:_________________________________
                                        Name:
                                        Title:


                                     CORESTATES BANK, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:

                                     THE FUJI BANK, LIMITED


                                     By:_________________________________
                                        Name:
                                        Title:


                                     THE INDUSTRIAL BANK OF JAPAN
                                       TRUST COMPANY


                                     By:_________________________________
                                        Name:
                                        Title:


                                     NATIONAL CITY BANK OF KENTUCKY


                                     By:_________________________________
                                        Name:
                                        Title:


                                     NBD BANK, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     LTCB TRUST COMPANY


                                     By:_________________________________
                                        Name:
                                        Title:

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     U.S. BANK OF WASHINGTON, N.A.


                                     By:_________________________________
                                        Name:
                                        Title:


                                     AMSOUTH BANK OF ALABAMA


                                     By:_________________________________
                                        Name:
                                        Title:


                                     FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA


                                     By:_________________________________
                                        Name:
                                        Title:


                                     KREDIETBANK N.V.


                                     By:_________________________________
                                        Name:
                                        Title:

                                     SOCIETE GENERALE, CHICAGO
                                       BRANCH


                                     By:_________________________________
                                        Name:
                                        Title:


                                     FIRST AMERICAN NATIONAL  BANK


                                     By:_________________________________
                                        Name:
                                        Title:

                                     By:_________________________________
                                        Name:
                                        Title:


                                     BANK OF LOUISVILLE


                                     By:_________________________________
                                        Name:
                                        Title: